EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT


                                                                                Percentage           State
                                                                                    of           Of Incorporation
           Parent                                  Subsidiary                    Ownership        or Organization
----------------------------                -------------------------           -----------      -----------------

PennFed Financial Services, Inc.            Penn Federal Savings Bank                100%            United States
States

PennFed Financial Services, Inc.            PennFed Capital Trust I                  100%            Delaware

Penn Federal Savings Bank                   Penn Savings Insurance Agency            100%            New Jersey

Penn Federal Savings Bank                   Ferry Development Holding Co.            100%            Delaware


The financial statements of the Registrant are consolidated with those of its subsidiaries.